Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet as of September 27, 2015 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 27, 2015 are based on the unaudited condensed consolidated financial statements of New Media Investment Group Inc. (“New Media” or “the Company”) as of and for the nine months ended September 27, 2015.

On December 10, 2015, the Company sold the net assets of the Las Vegas Review Journal and related entities (“Las Vegas Review Journal”) to News + Media Capital Group LLC for $140 million, plus estimated working capital. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 27, 2015 gives effect to the sale as if it had occurred or had become effective as of March 18, 2015, the acquisition date of Stephens Media, LLC (“Stephens Media”), which included the Las Vegas Review Journal. The pro forma adjustments eliminate all income statement activity of the Las Vegas Review Journal from March 18, 2015 to September 27, 2015. The unaudited pro forma condensed consolidated balance sheet as of September 27, 2015 gives effect to the disposition as if it had occurred on September 27, 2015.

The pro forma financial information is provided for informational and illustrative purposes only and should be read in conjunction with New Media’s historical financial statements and related notes thereto included in the Company’s Quarterly Report on Form 10-Q filed on October 29, 2015 with the Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial information has been prepared to reflect adjustments to the Company’s historical condensed consolidated financial information that are (i) directly attributable to the sale of the Las Vegas Review Journal, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the Company’s results. However, such adjustments are estimates and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from the Company’s unaudited pro forma combined financial information.

The impact of the acquisition of substantially all of the assets of Stephens Media on March 18, 2015 was not reflected in the Company’s historical condensed consolidated statement of operations of New Media for year ended December 28, 2014; accordingly, no pro forma adjustments have been made to these financial statements as there is no impact of this transaction on the respective historical financial information.

The unaudited pro forma condensed consolidated financial information is included for illustrative and informational purposes only and does not purport to reflect the Company’s results of operations or financial condition had the pro forma transaction occurred at an earlier date. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future financial condition or results of operations.

All tables are presented in thousands unless otherwise noted.

NEW MEDIA INVESTMENT GROUP AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands)

	As of September 27, 2015
	New Media Historical September 27, 2015	Las Vegas Accounting for Sale and Other Adjustments (b)	Pro Forma September 27, 2015
Assets
Current assets:
Cash and cash equivalents	$30,330	$140,000 (a)	$170,330
Restricted cash	6,967	—	6,967
Accounts receivable, net	130,905	(9,240)	121,665
Inventory	18,404	(1,717)	16,687
Prepaid expenses	13,505	(802)	12,703
Deferred income taxes	4,541	—	4,541
Other current assets	11,484	(23)	11,461

Total current assets	216,136	128,218	344,354
Property, plant, and equipment, net	438,260	(40,404)	397,856
Goodwill	177,569	(6,385)	171,184
Intangible assets, net	343,728	(31,385)	312,343
Deferred financing costs, net	3,247	—	3,247
Other assets	2,336	—	2,336

Total assets	$1,181,276	$50,044	$1,231,320

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term liabilities	$618	$—	$618
Current portion of long-term debt	3,509	—	3,509
Accounts payable	17,827	(647)	17,180
Accrued expenses	91,430	(1,054)	90,376
Deferred revenue	66,527	(4,938)	61,589

Total current liabilities	179,911	(6,639)	173,272
Long-term liabilities:
Long-term debt	368,755	—	368,755
Long-term liabilities, less current portion	8,244	—	8,244
Deferred income taxes	8,265	—	8,265
Pension and other postretirement benefit obligations	12,301	—	12,301

Total liabilities	577,476	(6,639)	570,837

Stockholders’ equity:
Common stock	445	—	445
Additional paid-in capital	605,917	—	605,917
Accumulated other comprehensive loss	(4,399)	—	(4,399)
Retained earnings	1,837	56,683 (c)	58,520

Total stockholders’ equity	603,800	56,683	660,483

Total liabilities and stockholders’ equity	$1,181,276	$50,044	$1,231,320

NEW MEDIA INVESTMENT GROUP AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Nine Months Ended September 27, 2015
	New Media Historical September 27, 2015	Las Vegas Accounting for Sale and Other Adjustments (d)	Pro Forma September 27, 2015
Revenues:
Advertising	$500,105	$(30,522)	$469,583
Circulation	273,255	(10,218)	263,037
Commercial printing and other	88,806	(4,170)	84,636

Total revenues	862,166	(44,910)	817,256
Operating costs and expenses:
Operating costs	476,830	(22,114)	454,716
Selling, general, and administrative	288,660	(15,856)	272,804
Depreciation and amortization	51,301	(3,042)	48,259
Integration and reorganization costs	5,221	(108)	5,113
Loss on sale or disposal of assets	3,407	1	3,408

Operating income	36,747	(3,791)	32,956
Interest expense	21,888	—	21,888
Amortization of deferred financing costs	2,547	—	2,547
Loss on early extinguishment of debt	—	—	—
Other income	(8)	—	(8)

Income before income taxes	12,320	(3,791)	8,529
Income tax expense	1,083	(333)	750

Net income	$11,237	$(3,458)	$7,779

Income (loss) per share:
Basic:
Net income	$0.25		$0.18
Diluted:
Net income	$0.25		$0.18
Comprehensive income	$11,307		$7,849

Basic weighted average shares outstanding	44,075,025		44,075,025
Diluted weighted average shares outstanding	44,246,585		44,246,585

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

a.	Reflects the proceeds, net of estimated transaction expenses, received from the sale of the Las Vegas Review Journal less any cash, which is an excluded asset from the transaction, on hand at the Las Vegas Review Journal as of September 27, 2015.

b.	Reflects the Company’s disposition of the Las Vegas Review Journal. Amounts represent adjustments necessary to remove the historical assets and liabilities that were disposed as part of this transaction.

c.	Reflects the adjustments related to the gain on sale from the disposition of the Las Vegas Review Journal. The following table summarizes the preliminary gain on sale calculation:

Sale price, including estimated working capital	$141,000
Net book value of working capital accounts	(5,143)
Net book value of fixed and intangible assets	(78,174)
Estimated transaction costs	(1,000)

Estimated gain on sale	$56,683

No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.

d.	Reflects the Company’s disposition of the Las Vegas Review Journal. Amounts represent adjustments necessary to remove the historical revenues and expenses of the Las Vegas Review Journal from the acquisition date of March 18, 2015 to the historical condensed consolidated statement of operations date of September 27, 2015. Such adjustments exclude the effect of the gain on sale, as this represents a non-recurring transaction.

The income tax effect of the pro-forma adjustments was estimated by applying the 8.8% rate that was presented in the historical financial statements of New Media to the $3,791 of net income that was eliminated as a result of this transaction.